Exhibit 99.1
Erie Insurance Information Security Incident Update (July 7, 2025)
ERIE, Pa. (July 7, 2025) - Erie Insurance today released an update regarding the company's information security incident response and recovery:

We have resumed full business operations. Key services and systems have been safely and securely restored and our local agents, claims teams and customer care teams have returned to regular ways of servicing customers.

After a thorough forensics investigation conducted by independent cybersecurity specialists, there is no evidence that any sensitive personal information, financial records or legally protected data was breached by the threat actor during this incident.

For more than 100 years, Erie Insurance has taken pride in being there for customers when they need us most. We appreciate the teams who have been working tirelessly on recovery efforts, and the agents and employees who have been upholding our above all in service promise. Thank you for your patience and understanding.

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